EXHIBIT 10.9

                        NON-COMPETITION, CONFIDENTIALITY
                     AND ASSIGNMENT OF INVENTIONS AGREEMENT

         This Agreement ("Agreement") dated as of November 2, 1997 is made and entered into by and between Applied Biometrics, Inc., a Minnesota corporation (the "Company") and Dr. Rainer Schrader ("Schrader").

                                   BACKGROUND

         The Company and Schrader are parties to a certain Purchase Agreement (the "Purchase Agreement") dated October 23, 1997, whereby the Company acquired all right, title and interest in specified assets (the "Assets," as that term is defined in the Purchase Agreement). As a material inducement to the Company's agreement to enter into and consummate the transactions contemplated by the Purchase Agreement, the parties have agreed to enter into this Agreement and hereby acknowledge the importance of the Company's ability to protect its significant interest in the Assets and in the Company's worldwide business of developing, marketing, distributing and selling "Vessel/Septal Occluder Devices" and related products, instruments or devices.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1
                                  CONSIDERATION

         1.1 The Company and Schrader hereby acknowledge and agree that the Company's execution of and continued performance under the Purchase Agreement are conditioned upon Schrader's execution of and continued performance under this Agreement.

         1.2 The parties hereby acknowledge and agree that the consideration furnished by the Company to Schrader as contemplated by Article 3 of the Purchase Agreement shall serve as the consideration for this Agreement.

                                    ARTICLE 2
                                      TERM

         2.1 This Agreement shall be effective as of the date last signed and shall continue in effect until December 31, 2003.

         2.2 The provisions of Articles 3, 4, 5 and 6 of this Agreement shall survive the termination of this Agreement and remain in full force and effect thereafter.

                                    ARTICLE 3
                            CONFIDENTIAL INFORMATION

         3.1 Schrader acknowledges that he holds certain "Confidential Information" (as hereinafter defined) and may come into the possession of Confidential Information during the term of this Agreement.

         3.2 Schrader agrees that he will not, and his employees, agents or representatives will not, use, directly or indirectly, Confidential Information for the benefit of any person (including without limitation, Schrader's colleagues), entity or organization other than the Company, or disclose such Confidential Information without the written authorization of the President of the Company, either during or after the term of this Agreement, for as long as such information retains the characteristics of Confidential Information.

         3.3 "Confidential Information" means information not generally known, including trade secrets, about the Company's methods, processes, technology, intellectual property and products, including but not limited to information relating to such matters as research and development, analysis, manufacturing methods, patents, patent applications, Inventions, processes, techniques, composition of materials, applications for particular technologies, materials or designs, vendor names, customer lists, schematics, designs, drawings, management systems and sales and marketing plans (including without limitation, information related to the Assets acquired under the Purchase Agreement and Inventions (as hereinafter defined)). All information disclosed to Schrader, by the Company or other third parties, or to which Schrader possesses or has access or which is generated by Schrader on behalf of the Company prior to or during the term of this Agreement which Schrader has a reasonable basis to believe is Confidential Information or which is treated by the Company as Confidential Information shall be presumed to be Confidential Information. Confidential Information includes all trade secrets and know-how relating to the Assets possessed by Schrader prior to the date of this Agreement or trade secrets and know-how that may in the future be developed, acquired or made available to the Company.

         3.4 The Company will rely heavily upon Schrader's integrity and prudent judgment to use the Confidential Information only in the best interests of the Company.

                                    ARTICLE 4
                                   INVENTIONS

         4.l Schrader agrees that all "Inventions" (as hereinafter defined) which Schrader (or any person, entity or organization hired by Schrader) may conceive or reduce to practice during the term of this Agreement and all Inventions which Schrader (or any person, entity or organization hired by Schrader) may conceive or reduce to practice which are based in whole or in part upon Confidential Information possessed by Schrader or obtained from the Company shall be the exclusive property of, and are hereby assigned without charge to, the Company unless released to Schrader in writing by the President of the Company. "Invention" shall mean any invention, discovery, work of authorship, modification, improvement, enhancement, concept or idea, whether patentable or not (including those which may be subject to trademark, copyright or mask work registration) including but not limited to products, technologies, machines, devices, instruments, processes, methods, techniques, know-how and formulae which relate to the Assets or Vessel/Septal Occluder Devices.

         4.2 Schrader shall (a) promptly and fully disclose and describe all related Inventions in writing to an officer of the Company or anyone else designated by the Company (such disclosure shall include, if requested, a detailed report of the procedure employed and the results achieved by Schrader); and (b) give the Company all assistance the Company requires to perfect, protect and use its rights to related Inventions, including but not limited to signing all documents, doing all things and supplying all information that the Company may deem necessary or desirable to (i) transfer or record the transfer to the Company of the entire right, title and interest of Schrader and/or Schrader's employees in related Inventions, and (ii) enable the Company to obtain patent, copyright, mask work or trademark protection for the Inventions anywhere in the world. The obligations of this paragraph shall continue beyond the expiration or termination of this Agreement with respect to related Inventions which Schrader and/or Schrader's employees, agents or representatives conceive or make during the term of this Agreement.

                                    ARTICLE 5
                 NON-COMPETE--RESTRICTIONS ON CERTAIN ACTIVITIES

         5.1 Schrader agrees that during the term of this Agreement, he shall not, directly or indirectly:

         A. Render any consulting, research, analytical, marketing, developmental, or other services to any person, entity or organization with respect to any product, device, instrument, process, technique, or project which is substantially similar in function or purpose to the Assets acquired by the Company under the Purchase Agreement relate, including the manufacture, marketing and development of Vessel/Septal Occluder Devices or related technology, products, instruments and devices;

         B. Participate in the ownership, management, operation control or financing of, or be connected as an investor, partner, officer, director, principal, agent, representative, Schrader or otherwise be associated with, or permit his name to be used in connection with any business enterprise, wherever located, which is engaged in the development of any product, device, instrument, process, technique, or project which is substantially similar in function or purpose to the Assets acquired by the Company under the Purchase Agreement relate, including the development of Vessel/Septal Occluder Devices or related technology, products, instruments and devices; or

         C. Take any action which is designed, intended or might reasonably be anticipated to compete with the Company's business or interfere with the relationship of the Company and any of its customers or suppliers, whether previously existing or acquired in connection with the Purchase Agreement.

         5.2 If, in any judicial proceeding, a court shall refuse to enforce the covenant not to compete because it is more extensive in scope than necessary to effectuate the purposes of such proceeding, such limitations shall be deemed reduced to the extent necessary to permit enforcement of this covenant.

                                    ARTICLE 6
                               GENERAL PROVISIONS

         6.1 Schrader and the Company's respective rights and obligations under this Agreement are unconditional and shall survive and continue after any expiration or termination of the Agreement, and shall bind the parties and their respective legal representatives, heirs, successors and assigns.

         6.2 In the event any provision of this Agreement is held unenforceable by a court of competent jurisdiction, such provision shall be severed and shall not affect the validity or enforceability of the remaining provisions.

         6.3 This Agreement, as supplemented by the applicable terms of the Purchase Agreement, constitutes the complete agreement and sets forth the entire understanding and agreement of the parties as to the subject matter of this Agreement and supersedes all prior discussions and understandings in respect to the subject of this Agreement.

         6.4 No modification, termination or attempted waiver of this Agreement, or any provision thereof, shall be valid unless in writing signed by the party against whom the same is sought to be enforced.

         6.5 The waiver by the Company of a breach of any provision of this Agreement by Schrader shall not operate or be construed as a waiver of any other or subsequent breach by Schrader.

         6.6 This Agreement may not be assigned by either party without the prior written consent of the other party; provided, however, that the Agreement shall be assignable by the Company without Schrader's consent in the event the Company (i) is acquired by or merged into another corporation or (ii) sells its assets related to its Vessel/Septal Occluder Device business. The benefits and obligations of this Agreement shall be binding upon and inure to the parties hereto, their successors and assigns.

         6.7 Schrader warrants that Schrader has not previously assumed any obligations inconsistent with those undertaken by Schrader under this Agreement

         6.8 The rights of the Company under this Agreement are in addition to any rights of the Company with respect to the protection of trade secrets and confidential information arising out of the common or statutory law of the State of Minnesota, U.S.A. or the law of any state or country where Schrader may from time to time be employed or found.

         6.9 Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by facsimile or by certified/registered mail with return receipt requested to the addresses set forth below. Notices shall be deemed given only upon receipt (proof of receipt shall include the return receipt and the facsimile transmission confirmation):

         If to the Company:                   With a copy to:

         Applied Biometrics, Inc.             Lindquist & Vennum P.L.L.P.
         501 E Highway 13                     4200 IDS Center
         Burnsville, MN 55337                 80 South Eighth Street
         Telephone: 612-890-1123              Minneapolis, MN 55402
         Fax No.: 612-890-1104                Attn: Patrick Delaney
                                              Telephone: 612-371-3213
                                              Fax No.: 612-371-3207

         If to Schrader:

         Dr. Rainer Schrader
         Hedderich Stra e 69a
         D 60596
         Frankfurt, Germany
         Telephone: 011-49-69-615913
         Fax No.: 011-49-6961-5913

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                      APPLIED BIOMETRICS, INC.


                                      By: /s/ Joseph A. Marino
                                          Joseph A. Marino
                                          Its:  President


                                      DR. RAINER SCHRADER

                                      /s/ Rainer Schrader
                                      Rainer Schrader